_________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                LADISH CO., INC.

                  Wisconsin                           31-1145953
          (State of incorporation or               (I.R.S. Employer
                organization)                     Identification No.)
          5481 South Packard Avenue                      53110
              Cudahy, Wisconsin                       (Zip Code)
            (Address of principal
              executive offices)


    If this form related to the             If this form relates to the
    registration of a class of              registration of a class of
    securities pursuant to Section          securities pursuant to Section
    12(b) of the Exchange act and is        12(g) of the Exchange Act and is
    effective pursuant to General           effective pursuant to General
    Instruction A.(c), please check         Instruction A.(d), please check
    the following box. [ ]                  the following box. [ ]


   Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable

   Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                                (Title of Class)


                 This Registration Statement Consists of 4 Pages

                             Exhibit Index on Page 4

   ________________________________________________________________________

   Item 1.   Description of Registrant's Securities to be Registered

             The description of the Common Stock, $0.01 par value, of Ladish Co., Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Common Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on December 23, 1997 (the "Registration Statement"), which description is incorporated herein by reference.

   Item 2.   Exhibits

        1. Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement)

        2.   By-Laws of the Registrant (incorporated by reference to Exhibit
             3.2 to the Registration Statement)

        3.   Form of Common Stock Certificate incorporated by reference to
             Exhibit 4.1 to the Registration Statement)

        4. Amended and Restated Note and Warrant Purchase Agreement dated February 22, 1996 among Ladish Co., Inc. and the Purchasers named therein (incorporated by reference to Exhibit 4.2 to the Registration Statement)

        5. Amended and Restated Warrant Agreement dated February 22, 1996 among Ladish Co., Inc. and the purchasers named therein (incorporated by reference to Exhibit 4.3 to the Registration Statement)

        6. Amended and Restated Registration Rights Agreement dated February 22, 1996 among Ladish Co., Inc. and certain note and warrant purchasers (incorporated by reference to Exhibit 4.4 to the Registration Statement)

                                    SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      LADISH CO., INC.

                                      Date:  December 23, 1997



                                      By:  /s/ Wayne E. Larsen
                                           Wayne E. Larsen
                                           Vice President, Law/Finance

                                  Exhibit Index

   Exhibit
    Number                         Description


   1. Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement).

   2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

   3.   Form of Common Stock Certificate incorporated by reference to Exhibit
        4.1 to the Registration Statement).

   4. Amended and Restated Note and Warrant Purchase Agreement dated February 22, 1996 among Ladish Co., Inc. and the Purchasers named therein (incorporated by reference to Exhibit 4.2 to the Registration Statement).

   5. Amended and Restated Warrant Agreement dated February 22, 1996 among Ladish Co., Inc. and the purchasers named therein (incorporated by reference to Exhibit 4.3 to the Registration Statement).

   6. Amended and Restated Registration Rights Agreement dated February 22, 1996 among Ladish Co., Inc. and certain note and warrant purchasers (incorporated by reference to Exhibit 4.4 to the Registration Statement).